UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2021

Commission File Number: 001-36556

El Pollo Loco Holdings, Inc.

(Exact name of registrant as specified in its charter.)

Delaware	20-3563182
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3535 Harbor Blvd Suite 100, Costa Mesa, California 92626
(Address of principal executive offices)

714-599-5000
(Registrant's Telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	LOCO	The Nasdaq Stock Market LLC

Item 8.01 Other Events.

On May 28, 2021, El Pollo Loco Holdings, Inc. (the "Company") issued a press release announcing the filing of a notice of proposed partial settlement ("Notice) of the securities derivative action (the "Action") pending in the Court of Chancery of the State of Delaware (the "Court") which was brought by an El Pollo Loco Holdings, Inc. stockholder on behalf of the Company. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Because the Action was brought as a derivative action on behalf of the Company, the benefits of the Settlement will go directly to the Company. Thus, current stockholders will not submit claims in connection with the Settlement, and stockholders are not required to take any action in response to the Notice. Stockholders may object to the Settlement and attend the hearing that the Court will hold. If the Court approves the Settlement, the settling parties will ask the Court to approve an Order and Partial Final Judgment that will dismiss the Settling Defendants from the Action. The Notice is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 28, 2021
99.2	Notice of Pendency of Derivative Action, Proposed Partial Settlement of Derivative Action, Settlement Hearing and Right to Appear
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Pollo Loco Holdings, Inc.

Date: June 2, 2021	By:	/s/ Anne Jollay
		Name:	Anne Jollay
		Title:	Corporate Secretary